Exhibit 99.1

Corsair Gaming Reports Fourth Quarter and

Full Year 2024 Financial Results

Delivers Solid Q4 Revenue and EBITDA Results Led by Strong YoY Growth in Gaming and Creator Segment

MILPITAS, CA, February 12, 2025 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance products for gamers, streamers, content-creators, and gaming PC builders, today announced financial results for the fourth quarter and full year ended December 31, 2024, as well as guidance for the full year 2025.

Fourth Quarter 2024 Select Financial Metrics

•
Net revenue was $413.6 million compared to $417.3 million in the fourth quarter of 2023, with strong growth in the Gamer and Creator Peripherals segment and the as expected softness in component sales in anticipation of Nvidia announcing new GPU cards at CES.
•
Gamer and Creator Peripherals segment net revenue was $169.6 million compared to $136.8 million in the fourth quarter of 2023 with some additional revenue coming from the Company’s recent Fanatec acquisition. Gaming Components and Systems segment net revenue was $244.1 million compared to $280.5 million in the fourth quarter of 2023.
•
Net income attributable to common shareholders was $1.3 million, or net income of $0.01 per diluted share, compared to a net income of $6.2 million, or net income of $0.06 per diluted share, in the fourth quarter of 2023.
•
Adjusted net income was $24.8 million, or net income of $0.23 per diluted share, compared to adjusted net income of $23.2 million, or net income of $0.22 per diluted share, in the fourth quarter of 2023.
•
Adjusted EBITDA was $33.1 million, compared to $33.7 million for the fourth quarter of 2023.
•
Cash and restricted cash was $109.6 million as of December 31, 2024.

Full Year 2024 Select Financial Metrics

•
Net revenue was $1,316.4 million in 2024 compared to $1,459.9 million in 2023. Gamer and Creator Peripherals segment net revenue was $472.7 million in 2024 compared to $394.9 million in 2023, while Gaming Components and Systems segment net revenue was $843.7 million in 2024 compared to $1,065.0 million in 2023.
•
Net loss attributable to common shareholders was $99.2 million, or a net loss of $0.95 per diluted share for the full year 2024, compared to net income of $3.2 million, or net income of $0.03 per diluted share for the full year 2023.
•
Adjusted net loss was $2.7 million, or a net loss of $0.03 per diluted share for the full year 2024, compared to adjusted net income of $58.3 million, or net income of $0.55 per diluted share for the full year 2023.
•
Adjusted EBITDA was $54.7 million in 2024, compared to $95.1 million for the full year 2023.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Andy Paul, Chief Executive Officer of Corsair, stated, “We closed on a strong note, exceeding Q4 expectations for revenue and adjusted EBITDA after a challenging year. Our higher margin Gamer and Creator Peripherals segment grew by 20% for the full year. Highlights of the growth came from the continued growing demand for our Stream Deck and other Elgato products, which are steadily gaining acceptance as standard peripherals for the desktops of younger generations. We continued to gain momentum with many positive product reviews and high-profile accolades on our recent new peripheral products. This included our K65 wireless keyboard winning best gaming keyboard at The New York Times’ WireCutter. Our K65 was also selected by Apple along with our M75 mouse as gaming peripherals for sale in their stores. Lastly, our newest acquisition, Fanatec had its first meaningful revenue in Q4. The gross profit from our Gamer and Creator Peripherals segment now exceeds the margins from our Gaming Components and Systems segment. We plan to drive continued organic growth combined with additional M&A activity in high value peripherals.”

“As expected, new GPU cards were announced by Nvidia at CES in January. While we saw an increase in sales activity in December as enthusiasts started to plan new Gaming PC builds, we expect the real rebound of the component business will start in the first half of 2025 as these new GPU cards start to ship in volume.”

“The integration of our latest acquisition, Fanatec, is going well. Fanatec is widely recognized as the global leader in high end components for Sim Racing. Sales there have rebounded led by our commitment to product performance and customer support. We started shipments of our new Sim Racing chassis, the ClubSport GT, as well as our new flagship Bentley wheel. We see this category as high growth and expect to be shipping components and kits this year into retailers and integrators to gain incremental revenue and efficiencies over the historical direct to consumer model that was used at Fanatec before we acquired it.”

“Looking ahead, we’re very optimistic about the future, backed by our continued investments in innovation, strategic acquisitions, and market expansion. With the launch of new high-performance GPU cards, we expect 2025 to be a growth year for high end PC builds. We are now five years out from the COVID spending bulge, which creates a huge white space for upgrades. I’m confident that 2025 will mark the start of a new sustained growth phase for the company as we focus on building value for all shareholders. This is reflected in our outlook, which includes an over 60% increase in EBITDA at the midpoint of our annual guidance.”

Michael G. Potter, Chief Financial Officer of Corsair, stated, “We ended the year in a strong financial position, with balanced inventory levels in both the channel and our warehouses. During 2024, we continued to reduce debt and completed two M&A transactions with the purchase of Fanatec and the increased investment into Elgato’s supply chain. We believe the better results in Q4 have positioned us to support healthier demand, further growth and debt reduction in 2025.”

Financial Outlook

The full year 2025 outlook information provided below is based on Corsair’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Corsair’s actual results to differ materially from these forward-looking statements.

For the full year 2025, Corsair expects revenue growth to improve through the coming year, with a further improvement in adjusted EBITDA led by an additional improvement in margin, and a rebound in demand for the Company’s high-performance gear for gamers, streamers, content-creators and gaming PC builders:

•
Net revenue to be in the range of $1.4 billion to $1.6 billion.
•
Adjusted operating income to be in the range of $67 million to $87 million.
•
Adjusted EBITDA to be in the range of $80 million to $100 million.

Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. We do not intend to update our financial outlook until our next quarterly results announcement.

Recent Developments

•
Selected by Apple for stores and online. Corsair’s award-winning K65 Wireless keyboard was specifically selected by Apple along with Corsair’s M75 Gaming mouse as one of the preferred devices used to game on a Mac and is now available in Apple stores, with both the PC and Mac versions available at major online stores and through selected resellers.
•
VENGEANCE powered by NVIDIA. Corsair’s award-winning VENGEANCE Gaming PCs now feature the potentially game-changing performance, efficiency, and AI-powered graphics of NVIDIA GeForce RTX 50 Series graphics cards. Delivering an enormous advancement in performance, efficiency, and AI-powered graphics, these systems are backed by Corsair’s two-year warranty, providing peace of mind with reliable support and guaranteed quality.
•
Showcased innovative hardware at CES 2025. In addition to all-new hardware such as the XENEON EDGE 14.5″ Touchscreen, EX400U USB4 External SSD, DOMINATOR TITANIUM Wave Accessory Kit, and Corsair Custom Lab memory, updates were featured to Corsair’s distinguished RMe and HXi power supplies featuring boosted capabilities for next-gen GPUs.
•
Fanatec revolutionizes Sim racing: Corsair’s Fanatec unveiled the ClubSport GT Cockpit, an innovative and robust racing chassis that delivers a highly immersive sim racing experience. Built for both seasoned professionals and enthusiastic newcomers, the ClubSport GT Cockpit offers incredible adjustability, stability, and comfort, helping sim racers to perform at their very best.
•
Inked Squid Game promotional tie-in with Netflix, Xbox and SCUF. Fans of the global sensation Squid Game were given the chance to have teamed up to offer fans an exciting way to immerse themselves in the Squid Game universe, win coveted gaming gear and participate in themed contests through a joint collaboration between Netflix, Xbox and Corsair’s SCUF Gaming.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the fourth quarter and full year 2024 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-844-481-2518 (USA) or 1-412-317-0546 (International) with conference ID 10195932. A replay will be available approximately 3 hours after the live call ends on

Corsair’s Investor Relations website, or through February 19, 2025 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 10195932.

About Corsair Gaming

Corsair (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance products and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells products under its Fanatec brand, the leading end-to-end premium Sim Racing product line; Elgato brand, which provides premium studio equipment and accessories for content creators; SCUF Gaming brand, which builds custom-designed controllers for competitive gamers; Drop, the leading community-driven mechanical keyboard brand; and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward-Looking Statements

This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s financial outlook for the full year 2025; market headwinds and tailwinds, including its expectations regarding the gaming market’s continued growth; new product launches, the entry into new product categories and demand for new products; the Company’s ability to successfully close and integrate acquisitions and expectations regarding the growth of these acquisitions as well as their estimated impact on the Company’s financial results in future periods and the size of markets and segments in the future. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s limited operating history, which makes it difficult to forecast the Company’s future results of operations; current macroeconomic conditions, including the impacts of high inflation and risk of recession, on demand for our products, consumer confidence and financial markets generally; the Company’s ability to build and maintain the strength of the Company’s brand among gaming and streaming enthusiasts and ability to continuously develop and successfully market new products and improvements to existing products; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the loss or inability to attract and retain key management; the impacts from geopolitical events and unrest; delays or disruptions at the Company or third-parties’ manufacturing and distribution facilities; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended December 31, 2024 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•
Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, and acquisition accounting impact related to recognizing acquired inventory at fair value.
•
Adjusted net income (loss), non-GAAP, excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value and the bargain purchase gain on business acquisition, as well as the related tax effects of each of these adjustments.
•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, depreciation, interest expense, net, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value, and the bargain purchase gain on business acquisition, and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: Ronald van Veen ir@corsair.com 510-578-1407	Media Contact: Timothy Biba tbiba@soleburystrat.com 203-428-3222

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net revenue	$413,623	$417,286	$1,316,379	$1,459,875
Cost of revenue	305,411	314,612	988,782	1,099,612
Gross profit	108,212	102,674	327,597	360,263
Operating expenses:
Sales, general and administrative	85,331	73,831	310,008	285,313
Product development	16,958	16,719	67,543	65,261
Total operating expenses	102,289	90,550	377,551	350,574
Operating income (loss)	5,923	12,124	(49,954)	9,689
Other (expense) income:
Interest expense	(3,069)	(4,351)	(13,207)	(17,420)
Interest income	327	1,645	3,347	6,839
Other (expense) income, net	43	(1,261)	(1,844)	(2,587)
Total other expense, net	(2,699)	(3,967)	(11,704)	(13,168)
Income (loss) before income taxes	3,224	8,157	(61,658)	(3,479)
Income tax (expense) benefit	(496)	(581)	(21,736)	2,442
Net income (loss)	2,728	7,576	(83,394)	(1,037)
Less: Net income attributable to noncontrolling interest	442	595	1,787	1,553
Net income (loss) attributable to Corsair Gaming, Inc.	$2,286	$6,981	$(85,181)	$(2,590)

Calculation of net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Net income (loss) attributable to Corsair Gaming, Inc.	$2,286	$6,981	$(85,181)	$(2,590)
Change in redemption value of redeemable noncontrolling interest	(950)	(758)	(13,994)	5,777
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc.	$1,336	$6,223	$(99,175)	$3,187

Net income (loss) per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$0.01	$0.06	$(0.95)	$0.03
Diluted	$0.01	$0.06	$(0.95)	$0.03
Weighted-average common shares outstanding:
Basic	104,731	103,058	104,164	102,482
Diluted	105,943	106,220	104,164	106,276

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net revenue:
Gamer and Creator Peripherals	$169,561	$136,828	$472,729	$394,881
Gaming Components and Systems	244,062	280,458	843,650	1,064,994
Memory	126,276	145,485	429,916	517,416
Other Components	117,786	134,973	413,734	547,578
Total Net Revenue	$413,623	$417,286	$1,316,379	$1,459,875

Gross Profit:
Gamer and Creator Peripherals	$63,919	$50,897	$182,293	$132,982
Gaming Components and Systems	44,293	51,777	145,304	227,281
Memory	19,290	19,656	57,179	77,436
Other Components	25,003	32,121	88,125	149,845
Total Gross Profit	$108,212	$102,674	$327,597	$360,263

Gross Margin:
Gamer and Creator Peripherals	37.7%	37.2%	38.6%	33.7%
Gaming Components and Systems	18.1%	18.5%	17.2%	21.3%
Total Gross Margin	26.2%	24.6%	24.9%	24.7%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	December 31, 2024	December 31, 2023

Assets
Current assets:
Cash and restricted cash	$109,385	$178,325
Accounts receivable, net	218,648	253,268
Inventories	259,979	240,172
Prepaid expenses and other current assets	35,376	39,824
Total current assets	623,388	711,589
Restricted cash, noncurrent	246	239
Property and equipment, net	29,742	32,212
Goodwill	354,222	354,705
Intangible assets, net	164,319	188,009
Other assets	63,912	70,709
Total assets	$1,235,829	$1,357,463
Liabilities
Current liabilities:
Debt maturing within one year, net	$12,229	$12,190
Accounts payable	207,215	239,957
Other liabilities and accrued expenses	176,869	166,340
Total current liabilities	396,313	418,487
Long-term debt, net	161,310	186,006
Deferred tax liabilities	7,379	17,395
Other liabilities, noncurrent	51,375	41,595
Total liabilities	616,377	663,483
Temporary equity
Redeemable noncontrolling interest	15,149	15,937
Permanent equity
Corsair Gaming, Inc. stockholders’ equity:
Common stock and additional paid-in capital	667,627	630,652
Retained earnings (Accumulated deficit)	(58,765)	40,410
Accumulated other comprehensive loss	(4,559)	(3,487)
Total Corsair Gaming, Inc. stockholders’ equity	604,303	667,575
Nonredeemable noncontrolling interest	—	10,468
Total permanent equity	604,303	678,043
Total liabilities, temporary equity and permanent equity	$1,235,829	$1,357,463

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$2,728	$7,576	$(83,394)	$(1,037)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	7,466	7,628	30,591	30,873
Depreciation	3,955	3,194	13,449	12,210
Amortization	9,866	9,483	38,448	38,488
Bargain purchase gain on business acquisition	(2,581)	—	(2,581)	—
Deferred income taxes, net of valuation allowance	(1,350)	1,392	11,416	(6,332)
Other	2,872	1,770	5,661	4,942
Changes in operating assets and liabilities:
Accounts receivable	(41,973)	384	32,285	(17,686)
Inventories	27,884	(4,018)	18,315	(39,470)
Prepaid expenses and other assets	5,681	6,453	5,897	1,902
Accounts payable	21,809	23,863	(39,507)	62,150
Other liabilities and accrued expenses	19,198	(632)	5,297	3,792
Net cash provided by operating activities	55,555	57,093	35,877	89,153
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	—	(43,131)	(14,220)
Purchase of property and equipment	(1,498)	(1,977)	(9,849)	(12,761)
Purchase of intangible asset	—	—	(100)	—
Purchase price adjustment related to business acquisition	—	—	1,041	—
Payment of bridge loan origination costs	(666)	—	(666)	—
Net cash used in investing activities	(2,164)	(1,977)	(52,705)	(26,981)
Cash flows from financing activities:
Repayment of debt and debt issuance costs	(3,750)	(24,750)	(25,000)	(41,000)
Borrowings from line of credit	3,500	—	25,000	—
Repayment of line of credit	(3,500)	—	(25,000)	—
Purchase of additional ownership interest	—	—	(19,750)	—
Payment of other offering costs	—	—	—	(497)
Proceeds from issuance of shares through employee equity incentive plans	267	659	5,377	7,449
Payment of taxes related to net share settlement of equity awards	(11)	(91)	(573)	(1,409)
Dividend paid to noncontrolling interest	(570)	—	(5,792)	(980)
Payment of deferred and contingent consideration	—	—	(4,942)	(950)
Net cash used in financing activities	(4,064)	(24,182)	(50,680)	(37,387)
Effect of exchange rate changes on cash	(1,302)	(140)	$(1,425)	$(281)
Net increase (decrease) in cash and restricted cash	48,025	30,794	(68,933)	24,504
Cash and restricted cash at the beginning of the period	61,606	147,770	178,564	154,060
Cash and restricted cash at the end of the period	$109,631	$178,564	$109,631	$178,564

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Operating Income (loss) - GAAP	$5,923	$12,124	$(49,954)	$9,689
Amortization	9,865	9,483	38,448	38,488
Stock-based compensation	7,466	7,628	30,591	30,873
Acquisition and related integration costs	2,471	1,401	7,131	3,561
One-time costs related to legal and other matters	31	—	7,530	—
Restructuring and other costs	1,789	595	6,724	1,304
Acquisition accounting impact related to recognizing acquired inventory at fair value	4,180	561	5,253	1,521
Adjusted Operating Income - Non-GAAP	$31,725	$31,792	$45,723	$85,436
As a % of net revenue - GAAP	1.4%	2.9%	-3.8%	0.7%
As a % of net revenue - Non-GAAP	7.7%	7.6%	3.5%	5.9%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income (loss) attributable to common stockholders of Corsair Gaming, Inc. (1)	$1,336	$6,223	$(99,175)	$3,187
Less: Change in redemption value of redeemable noncontrolling interest	(950)	(758)	(13,994)	5,777
Net income (loss) attributable to Corsair Gaming, Inc.	2,286	6,981	(85,181)	(2,590)
Add: Net income attributable to noncontrolling interest	442	595	1,787	1,553
Net Income (loss) - GAAP	2,728	7,576	(83,394)	(1,037)
Adjustments:
Amortization	9,865	9,483	38,448	38,488
Stock-based compensation	7,466	7,628	30,591	30,873
Acquisition and related integration costs	2,471	1,401	7,131	3,561
One-time costs related to legal and other matters	31	—	7,530	—
Restructuring and other costs	1,789	595	6,724	1,304
Acquisition accounting impact related to recognizing acquired inventory at fair value	4,180	561	5,253	1,521
Bargain purchase gain on business acquisition	(2,581)	—	(2,581)	—
Non-GAAP income tax adjustment	(1,129)	(4,052)	(12,446)	(16,404)
Adjusted Net Income (loss) - Non-GAAP	$24,820	$23,192	$(2,744)	$58,306

Diluted net income (loss) per share:
GAAP	$0.01	$0.06	$(0.95)	$0.03
Adjusted, Non-GAAP	$0.23	$0.22	$(0.03)	$0.55

Weighted average common shares outstanding - Diluted:
GAAP	105,943	106,220	104,164	106,276
Adjusted, Non-GAAP	105,943	106,220	104,164	106,276

(1) Numerator for calculating net income (loss) per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net Income (loss) - GAAP	$2,728	$7,576	$(83,394)	$(1,037)
Amortization	9,865	9,483	38,448	38,488
Stock-based compensation	7,466	7,628	30,591	30,873
Depreciation	3,955	3,194	13,449	12,210
Interest expense, net of interest income	2,742	2,706	9,860	10,581
Acquisition and related integration costs	2,471	1,401	7,131	3,561
One-time costs related to legal and other matters	31	—	7,530	—
Restructuring and other costs	1,789	595	6,724	1,304
Acquisition accounting impact related to recognizing acquired inventory at fair value	4,180	561	5,253	1,521
Bargain purchase gain on business acquisition	(2,581)	—	(2,581)	—
Income tax (benefit) expense	496	581	21,736	(2,442)
Adjusted EBITDA - Non-GAAP	$33,142	$33,725	$54,747	$95,059
Adjusted EBITDA margin - Non-GAAP	8.0%	8.1%	4.2%	6.5%